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                   FUND ADMINISTRATION AND COMPLIANCE SERVICES
                         SIMMS FUNDS ANNUAL FEE SCHEDULE
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                        Annual fee based upon assets per fund
                        o     7 basis points on the first $300 million
                        o     6 basis points on the next $500 million
                        o     4 basis points on the balance
                        o     Minimum annual fee: $35,000 per fund

                        Extraordinary services - quoted separately
                        Multiple Classes -
                          $15,000 per class minimum


                        Plus out-of-pocket expenses, including but not limited to:

                        o     Postage, Stationery
                        o     Programming, Special Reports
                        o     Proxies, Insurance
                        o     EDGAR filing - Approx. $9.00/page
                        o     Retention of records
                        o     Federal and state regulatory filing fees
                        o     Certain insurance premiums
                        o     Expenses from board of directors meetings
                        o     Auditing and legal expenses
                        o     Blue Sky conversion expenses (if necessary)
                        o     All other out-of-pocket expenses

                        Fees are billed monthly.

                                                             Effective 10/1/2002
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